Exhibit 10.15
FIRST AMENDMENT TO
ACCOUNTING/CONSTRUCTION SERVICES AGREEMENT
THIS FIRST AMENDMENT TO ACCOUNTING/CONSTRUCTION SERVICES AGREEMENT (this “First Amendment”) is made as of November 17, 2016, by and between KBS ACQUISITION SUB, LLC, a Delaware limited liability company (the “Company”), and GKK REALTY ADVISORS LLC, a Delaware limited liability company (“Manager”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Accounting/Construction Services Agreement, dated as of June 29, 2016, between the Company and Manager (the “Agreement”), the Company retained Manager to provide certain accounting and construction management services with respect to the Properties (as defined in the Agreement). All capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.
WHEREAS, the Company and Manager now desire to amend the Agreement upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the covenants and agreements hereinabove and hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:
1.Amendment. The Company and Manager hereby amend the Agreement as follows:
(a)    Extension of Termination Date. The words “December 31, 2016”, wherever found in the Agreement, shall be deleted and stricken in their entirety and replaced with “March 31, 2017.”
(b)    Termination of Certain Services. Section 2(b)(ii)(9), Section 2(f), Section 9, and, effective on January 1, 2017, parts 2 and 3 of Annex B of the Agreement shall be deleted and stricken in their entirety.
(c)    Modification to Section 2(e)(i). Section 2(e)(i) is hereby amended and restated as follows: “Manager shall prepare or cause to be prepared, with respect to the Properties reports and information on the Properties’ operations and performance as described on Annex B attached hereto in form and substance to the extent Consistent with Accounting Past Practices. Monthly and quarterly books shall be finalized and available for review by Company as soon as reasonably practicable in any event shall be available for review by Company within seven (7) business days following the 20th of each month other than December and within seven (7) business days following December 31st.”
(d)    Annex B. Part 4 of Annex B is hereby amended and restated to read as follows: “Annual E&P and Tax Return information: Manager shall provide FAS depreciation schedules on a E&P basis for the year ending December 31, 2016 no later than seven (7) business days prior to January 31, 2017 and any other information as requested to allow the Company to prepare an annual E&P estimate for purposes of meetings its 1099-DIV requirements to its investors. In addition, fifteen (15) days after 2016 year end numbers have been finalized, FAS depreciation schedules which sort and summarize information by year places in service and depreciable life categories on a tax basis and other information as requested to allow the Company to prepare its annual tax returns for the year ended 2016. Manager shall also provide FAS depreciation schedules on a tax basis and E&P basis for any Properties that remain on March 31, 2017”
(e)    Accounting Services. Notwithstanding anything in the Agreement to the contrary (including Section 2(b)(ii) thereof), effective January 1, 2017, Manager shall not be required to provide any Accounting Services with respect to Harborside Financial Center, Plaza II, 3 Second Street, Jersey City, New Jersey (“Harborside”).
(f)    Audit Services. Section 2(e)(iii) shall be deleted and stricken in its entirety and replaced with the following:
Solely with respect to the calendar year ending December 31, 2016, Manager shall prepare, or cause to be prepared, all materials and data necessary to complete an annual audit of the Company’s books of account by Ernst & Young or any other nationally recognized independent accounting firm of good reputation.
(g)    No Termination Without Cause. Section 12 of the Agreement is hereby amended and restated in its entirety as follows:
The “Term” of this Agreement is from the Effective Date through March 31, 2017, subject to the right of (1) the Company to terminate this Agreement at any time on thirty (30) days prior written notice for Cause hereunder or for Cause under the Second Amended AM Agreement and (2) the right of Manager to terminate this Agreement in the event of a Company Default.
(h)    Accounting and Legal Reimbursements. Notwithstanding anything to the contrary in the Agreement (including Section 8 thereof), the Company shall not be required to reimburse Manager for any accounting and/or legal fees incurred by Manager in connection with the Properties accruing during the period beginning on January 1, 2017 and ending on March 31, 2017.
2.    Miscellaneous.
(a)    Except as modified by this First Amendment, all of the terms, covenants, conditions and provisions of the Agreement shall remain and continue unmodified, in full force and effect. From and after the date hereof, the term “this Agreement” shall be deemed to refer to the Agreement, as amended by this First Amendment. If and to the extent that any of the provisions of this First Amendment conflict or are otherwise inconsistent with any provisions of the Agreement, the provisions of this First Amendment shall prevail.
(b)    This First Amendment, together with the Agreement, contains the entire agreement between the Company and Manager with respect to the matters stated herein. This First Amendment cannot be changed in any manner except by a written agreement signed by the Company and Manager.
(c)    This First Amendment shall be governed in all respects by the laws of the State of New York.
(d)    This First Amendment may be executed in one or more original counterparts, each of which shall constitute an original, and all of which together shall constitute but one and the same instrument. An electronically transmitted or facsimile of a signature shall have the same legal effect as an originally drawn signature.
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IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.
COMPANY:

KBS ACQUISITION SUB, LLC,
a Delaware limited liability company

By:      /s/ Jeff Waldvogel
Name:     Jeff Waldvogel
Title:     Chief Financial Officer

MANAGER:

GKK REALTY ADVISORS LLC,
a Delaware limited liability company

By:      /s/ Allan B. Rothschild
Name:     Allan B. Rothschild
Title:     Managing Director